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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


      We consent to the incorporation by reference in this Registration Statement of Telesp Celular Participacoes S.A. ("TCP") on Form F-3 of our report dated June 15, 2004 (which report expresses an unqualified opinion and includes explanatory paragraphs referring to differences between accounting practices in Brazil and accounting principles generally accepted in the United States, the presentation of the statement of cash flows as part of the basic financial statements and a change in the method of accounting for sales of prepaid cellular minutes), appearing in the Annual Report on Form 20-F of TCP for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement, and under the captions "Presentation of Financial Information," "Key Information -- Selected Financial Data" and "Principal Accountant Fees and Services" in the Annual Report on Form 20-F of TCP, which is incorporated by reference in this Registration Statement.

/s/ Deloitte Touche Tohmatsu

Sao Paulo, Brazil
October 12, 2004